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                                EXHIBIT 3.4


                                  BYLAWS

                                    OF

                       FAMILY CHRISTIAN STORES, INC.


                                 ARTICLE I

                                  OFFICES

     SECTION 1. REGISTERED OFFICE; RESIDENT AGENT. The registered office of the corporation shall be 5300 Patterson Avenue, S.E., Grand Rapids, Michigan 49530. The registered office and registered agent shall be established from time to time by the board of directors.

     SECTION 2. OTHER OFFICES. The corporation may have offices at such places both within and without the state of Michigan as the board of directors may from time to time determine or the business of the corporation may require.


                                ARTICLE II

                               SHAREHOLDERS

     SECTION 1. TIME AND PLACE OF MEETINGS. Shareholder meetings shall be held at the corporation's principal executive office during regular business hours or at such other time and place as the board of directors determines.

     SECTION 2. ANNUAL MEETINGS OF SHAREHOLDERS. An annual meeting of shareholders shall be held each year at such time and on such day as may be designated by the board of directors. Annual meetings shall be held to elect, by a plurality vote, successors to those members of the board of directors whose terms expire at the meeting and to transact only such other business as may be properly brought before the meeting in accordance with these bylaws.

     SECTION 3. SPECIAL MEETINGS. The board of directors of the corporation may call a special meeting of shareholders by giving notice of the meeting to each shareholder entitled to vote at the meeting.

     SECTION 4. NOTICE OF MEETINGS. Written notice of the date, time, place, and purposes of a shareholder meeting shall be given not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the

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meeting. Except as provided by law or to the extent that a shareholder proposal submitted pursuant to Article II, Section 6(b) is not made available for inclusion at the time of mailing, notice of the purposes of the meeting shall include notice of any shareholder proposals that are proper subjects for shareholder action and are intended to be presented by shareholders who have notified the corporation in writing of their intention to present the proposals at the meeting in accordance with these bylaws.

     SECTION 5. WAIVER OF NOTICE. A shareholder or a shareholder's attorney-in-fact may waive the shareholder's right to notice before or after a meeting by a signed waiver of notice. A shareholder's attendance at a meeting will result in a waiver of objection to:

          (a) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

          (b) consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     SECTION 6. SHAREHOLDER PROPOSALS. Except as otherwise provided by statute, the Corporation's Restated Articles of Incorporation (the "Restated Articles of Incorporation"), or these bylaws:

          (a) No matter may be presented for shareholder action at an annual or special meeting of shareholders unless such matter is: (i) specified in the notice of the meeting (or any supplement to the notice) given by or at the direction of the Board of Directors; (ii) otherwise presented at the meeting by or at the direction of the Board of Directors; (iii) properly presented for action at the meeting by a shareholder in accordance with the notice provisions set forth in this Section and any other applicable requirements; or (iv) a procedural matter presented, or accepted for presentation, by the Chairperson of the meeting in his or her sole discretion.

          (b) For a matter to be properly presented by a shareholder, the shareholder must have given timely notice of the matter in writing to the Secretary of the Corporation. To be timely, the notice must be delivered to or mailed to and received at the principal executive offices of the Corporation not less than 120 calendar days prior to the date corresponding to the date of the Corporation's proxy statement or notice of meeting released to shareholders in connection with the last preceding annual meeting of shareholders in the case of an annual meeting (unless the Corporation did not hold an annual meeting within the last year, or if the date of the upcoming annual meeting changed by more than 30 days from the date of the last preceding meeting, then the notice must be

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     delivered or mailed and received not more than seven days after the earlier of the date of the notice of the meeting or public disclosure of the date of the meeting), and not more than seven days after the earlier of the date of the notice of the meeting or public disclosure of the date of the meeting in the case of a special meeting. The notice by the shareholder must set forth: (i) a brief description of the matter the shareholder desires to present for shareholder action; (ii) the name and record address of the shareholder proposing the matter for shareholder action; (iii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in the matter proposed for shareholder action.

          (c) The shareholder proposal, together with any accompanying supporting statement, shall not in the aggregate exceed 500 words. Except to the extent that a shareholder proposal submitted pursuant to this Section is not made available at the time of mailing, the notice of the purposes of the meeting shall include the name and address of and the number of shares of the voting security held by the proponent of each shareholder proposal.

          (d) A shareholder may submit matters and proposals for shareholder action at any annual or special shareholder meeting if the matters and proposals are of general concern to, and are proper subjects for action by, the shareholders. A submitted proposal or matter may not be presented for shareholder action if it: (i) relates to the enforcement of a personal claim or the redress of a personal grievance against the Corporation, its management, or any other person; (ii) consists of a recommendation, request, or mandate that action be taken with respect to a matter, including a general economic, political, racial, religious, social, or similar cause, that is not significantly related to the Corporation's business or is not within the Corporation's power to effectuate; (iii) has, at the shareholder's request, previously been submitted in either of the last two annual shareholder meetings and the shareholder has failed to present the proposal, in person or by proxy, for action at the meeting; (iv) is substantially similar to a matter or proposal presented within the preceding five calendar years: (x) if it was submitted once during the past five annual meetings and it received less than 3% of the total votes cast, or (y) if it was submitted twice during the past five annual meetings and it received less than 6% of the total votes cast at the time of its second submission, or (z) if it was submitted three times during such period and it received less than 10% of the votes cast at the time of its third submission (if any of (x), (y) or (z) apply, the proposal may not be presented for three years after the latest previous submission); or (v) consists of a recommendation or request that the management take action with respect to a matter relating to the conduct of the Corporation's ordinary business operations.

          (e) Notwithstanding the above, if the corporation is subject to the solicitation rules and regulations of the Securities Exchange Act of 1934, as amended, and the

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     shareholder desires to require the Corporation to include the shareholder's proposal in the Corporation's proxy materials, matters and proposals submitted for inclusion in the Corporation's proxy materials shall be governed by those rules and regulations.

     SECTION 7. ADJOURNMENTS. If a meeting is adjourned, it is not necessary to give notice of the adjourned meeting if (i) the date, time, and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and (ii) at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. If after the adjournment the board of directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with Section 4 above.

     SECTION 8. LIST OF SHAREHOLDERS ENTITLED TO VOTE. The officer or agent having charge of the stock transfer books for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholder meeting or any adjournment thereof. The list shall be:

          (a) arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder;

          (b)  produced at the time and place of the meeting;

          (c) subject to inspection by any shareholder at any time during the meeting; and

          (d) prima facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting.

Failure to comply with the requirements of this Section shall not affect the validity of an action taken at the meeting before a shareholder makes a demand to comply with the requirements.

     SECTION 9. QUORUM. Unless a greater quorum is required by the Restated Articles of Incorporation or statute, shares entitled to cast a majority of the votes at a shareholder meeting constitute a quorum at the meeting. The shareholders present in person or by proxy at the meeting are counted for the purpose of determining a quorum. Once a quorum is present, business may be conducted until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present. When the holders of a class or series of shares are entitled to vote separately on an item of business, each class or series must have a quorum, as determined by this Section, for the purpose of transacting the item of business.

     SECTION 10. VOTING RIGHTS. Except as otherwise provided by statute or the Restated Articles of Incorporation, each share is entitled to one vote on each matter submitted to a vote.

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     SECTION 11.  VOTE REQUIRED.  An action, other than the election of directors, to be taken by shareholder vote shall be authorized by a majority of the votes cast by shareholders entitled to vote on the action, unless a greater vote is required by statute, the Restated Articles of Incorporation, or these bylaws. Unless the Restated Articles of Incorporation provide otherwise, directors shall be elected by a plurality of votes cast. Shareholders may not cumulate their votes.

     SECTION 12. CLASS VOTING. If the Restated Articles of Incorporation provide that a class of shares or a series of a class shall vote as a class, either generally or to authorize one or more specified actions, such voting as a class or series shall be in addition to any other required vote. Where voting as a class or series is required on an action other than the election of directors, the action shall be authorized by a majority of the votes cast by the holders of the class or series entitled to vote on the action, unless a greater vote is required by statute or the Restated Articles of Incorporation.

     SECTION 13. ELECTRONIC PARTICIPATION IN MEETING. A shareholder may participate in a shareholder meeting by a conference telephone or by other similar communications equipment through which all persons participating in the meeting may communicate with the other participants, if all participants are advised of the communications equipment and the names of the participants in the meeting are disclosed to all participants. Such participation in a meeting constitutes presence in person at the meeting.


     SECTION 14. CONDUCT OF MEETINGS. Shareholder meetings shall be conducted as follows:

          (a) The Chairperson of the meeting shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting. Any rules adopted for, and the conduct of, the meeting shall be fair to shareholders.

          (b) The Chairperson of the meeting shall announce at the meeting when the polls close for each matter voted upon. If no announcement is made, the polls shall close upon the final adjournment of the meeting. After the polls close, no ballots, proxies, or votes nor any revocations or changes to ballots, proxies, or votes may be accepted.

          (c) The Chairperson of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the Chairperson. If, in his or her absolute discretion, the Chairperson deems it advisable to dispense with the rules of parliamentary procedure as to any one meeting of shareholders or part thereof, the Chairperson shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

          (d) If disorder should arise that, in the absolute discretion of the Chairperson, prevents the continuation of the legitimate business of the meeting, the Chairperson may

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     quit the chair and announce the adjournment of the meeting; and upon his or her so doing, the meeting immediately is adjourned without the necessity of any vote or further action of the shareholders.

          (e) The Chairperson may require any person who is not a bona fide shareholder of record on the record date, or a validly appointed proxy of such a shareholder, to leave the meeting.

     SECTION 15. BUSINESS TRANSACTED. The business effectively transacted at a shareholder meeting shall be confined to the following:

          (a) any matter specified in the notice or reasonably related to a matter specified in the notice; and

          (b) any matter (i) the consideration of which is not objected to by any shareholder attending the meeting, and (ii) notice of which is waived by all shareholders not attending the meeting.

     SECTION 16.  RECORD DATE.

          (a) For the purpose of determining shareholders entitled to notice of and to vote at a shareholder meeting or an adjournment of a meeting, the board of directors may fix a record date, which may not precede the date on which the board adopts the resolution fixing the record date. The date may not be more than 60 nor less than 10 days before the date of the meeting. If a record date is not fixed, the record date for determination of shareholders entitled to notice of or to vote at a shareholder meeting shall be the close of business on the day next preceding the day on which notice is given or, if no notice is given, the day next preceding the day on which the meeting is held. When a determination of shareholders of record entitled to notice of or to vote at a shareholder meeting is made as provided in this Section, the determination applies to any adjournment of the meeting, unless the board of directors fixes a new record date under this Section for the adjourned meeting.

          (b) For the purpose of determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, the board of directors may fix a record date, which may not precede the date on which the board adopts the resolution fixing the record date and may not be more than 10 days after the board resolution. If a record date is not fixed and prior action by the board of directors is required with respect to the corporate action to be taken without a meeting, the record date is the close of business on the day on which the board resolution is adopted. If a record date is not fixed and prior

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     board action is not required, the record date is the first date on which a signed written consent is delivered to the corporation as provided in these bylaws.

          (c) For the purpose of determining shareholders entitled to receive payment of a share dividend or distribution, or allotment of a right, or for the purpose of any other action, the board of directors may fix a record date, which may not precede the date on which the board adopts the resolution fixing the record date. The date may not be more than 60 days before the payment of the share dividend or distribution, allotment of a right, or other action. If a record date is not fixed, the record date is the close of business on the day on which the board resolution relating to the corporate action is adopted.

     SECTION 17. PROXIES. A shareholder entitled to vote at a shareholder meeting or to express consent or dissent without a meeting may authorize one or more other persons to act for the shareholder by proxy only by the following methods:

          (a) The execution of a writing authorizing another person or persons to act for the shareholder as proxy. Execution may be accomplished by the shareholder or by an authorized officer, director, employee, or agent of the shareholder by either signing the writing or causing his or her signature to be affixed to the writing by any reasonable means including, but not limited to, facsimile signature;

          (b) Transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will hold the proxy or to a proxy solicitation firm, proxy support service organization, or similar agent fully authorized by the person who will hold the proxy to receive that transmission. Any telegram, cablegram, or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the shareholder. If a telegram, cablegram, or other electronic transmission is determined to be valid, the inspectors, or, if there are no inspectors, the persons making the determination shall specify the information upon which they relied.

     A copy, facsimile telecommunication, or other reliable reproduction of the writing or transmission created pursuant to subsections (a) or (b) may be substituted or used in lieu of the original writing or transmission for any purpose for which the original writing or transmission could be used, if the copy, facsimile telecommunication, or other reproduction is a complete reproduction of the entire original writing or transmission.

     A proxy is not valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy must be filed with the corporation at or before the meeting.

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                                ARTICLE III

                                 DIRECTORS

     SECTION 1. POWERS. The corporation's business and affairs shall be managed by or under the direction of the board of directors, except as otherwise provided by statute or the Restated Articles of Incorporation.

     SECTION 2. NUMBER AND TERM OF DIRECTORS. The board of directors shall be not less than three and shall be determined from time to time by resolution of the board of directors. A director need not be a shareholder. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation, shall be divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. At each annual meeting of the shareholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. If shareholders of any class or series of shares have the exclusive right to elect one or more directors, those directors may be elected only by the vote of those shareholders.

     SECTION 3. VACANCIES. Except as otherwise provided by statute or in the Restated Articles of Incorporation, a vacancy occurring in the board (including a vacancy resulting from an increase in the number of directors) may be filled by the shareholders, by the board or, if the directors remaining in office constitute fewer than a quorum, by the affirmative vote of a majority of the remaining directors. Except as otherwise provided in the Restated Articles of Incorporation, if the holders of any class of shares or series are entitled to elect one or more directors to the exclusion of other shareholders, vacancies of that class or series may be filled by the holders of shares of that class or series. A vacancy that will occur at a specific date, by reason of resignation effective at a later date, may be filled before the vacancy occurs, but the newly elected or appointed director may not take office until the vacancy occurs.

     SECTION 4. REMOVAL. Except as otherwise provided by statute or in the Restated Articles of Incorporation, the holders of a majority of the shares entitled to vote for the election of directors may remove one or more directors with or without cause.

     SECTION 5. RESIGNATION. A director may resign by written notice to the corporation. A resignation is effective upon its receipt by the corporation or at a later time specified in the notice.

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     SECTION 6.  DIRECTORS' COMPENSATION.  The board of directors, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation for a director's services to the corporation as a director or officer. Directors also may be reimbursed for their expenses, if any, of attendance at each meeting of the board or a committee.

     SECTION 7. MISCELLANEOUS POWERS OF THE DIRECTORS. Unless the Restated Articles of Incorporation provide otherwise, the board of directors may adopt one or more of the following amendments to the corporation's Restated Articles of Incorporation without shareholder action:

          (a) change each issued and unissued authorized share of an outstanding class into a greater number of whole shares if the corporation has only shares of that class outstanding;

          (b) adopt and file to amendment of the Restated Articles of Incorporation eliminating a series of shares if there are no outstanding shares of the series, no outstanding shares or bonds convertible into shares of the series, or other rights, options, or warrants issued by the corporation that could require issuing shares of the series;

          (c) change the corporation's name by substituting the word "corporation," "incorporation," "company," "limited," or the abbreviation "corp.," "inc.," "co.," or "ltd.," for a similar word or abbreviation in the corporate name, or by adding, deleting, or changing a geographical attribution for the corporation name; and

          (d) any other change that the Michigan Business Corporation Act expressly permits the Board of Directors to make without shareholder action.


                                ARTICLE IV

                           MEETINGS OF DIRECTORS

     SECTION 1. REGULAR MEETINGS. Regular meetings of the board of directors shall be held at the date, time, and place that the board determines. A notice to directors is not required for a regular meeting, except that, when the board establishes or thereafter changes the schedule of regular meetings, or changes the date, time, or place of a previously scheduled regular meeting, notice of the action shall be given to each director who was absent from the meeting at which the action was taken.

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     SECTION 2.  SPECIAL MEETINGS.  The Chairperson, the President, or
directors constituting at least one-third of the directors then in office may call a special meeting of the board of directors by giving notice to each director.

     SECTION 3. NOTICE OF MEETINGS. Except as otherwise provided by these bylaws, notice of the date, time, and place of each meeting of the board of directors shall be given to each director by either of the following methods:

          (a) by mailing a written notice of the meeting to the address that the director designates or, in the absence of designation, to the last known address of the director, at least five days before the date of the meeting; or

          (b) by delivering a written notice of the meeting to the director at least one full business day before the meeting, personally or by telecopier or telex, to the director's last known office or home.

     SECTION 4. WAIVER OF NOTICE. A director's attendance at or participation in a meeting waives any required notice to the director of the meeting, unless, at the beginning of the meeting or promptly upon the director's arrival, the director objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting. A director may waive notice in writing before or after a meeting.

     SECTION 5. PURPOSE OF MEETINGS. Neither the business to be transacted nor the purpose of a regular or special meeting need be specified in the notice or waiver of notice of the meeting. If the purpose is stated in the notice, the business transacted at the meeting is not limited to the purpose stated.

     SECTION 6. QUORUM AND REQUIRED VOTE. A majority of the directors then in office, or of the members of a committee of the board of directors, constitutes a quorum for the transaction of business, unless the Restated Articles of Incorporation, these bylaws or, in the case of a committee, the board resolution establishing the committee, provide for a larger or smaller number. The vote of the majority of members present at a meeting at which a quorum is present constitutes the action of the board or of the committee, unless the vote of a larger number is required by statute, the Restated Articles of Incorporation, these bylaws, or, in the case of a committee, the board resolution establishing the committee.

     SECTION 7. ACTION BY WRITTEN CONSENT. Action required or permitted to be taken under authorization voted at a meeting of the board of directors or a committee of the board may be taken without a meeting if, before or after the action, all members of the board then in office or of the committee consent to the action in writing. The written consents shall be filed with the

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minutes of the board or committee.  The consent has the same effect as a vote of the board or committee for all purposes.

     SECTION 8. ELECTRONIC PARTICIPATION IN MEETING. A member of the board of directors or of a committee of the board may participate in a meeting by means of conference telephone or similar communications equipment through which all persons participating in the meeting can communicate with each other. Such participation in a meeting constitutes presence in person at the meeting. A director must be permitted to participate in a meeting by such means if the director so requests.


                                 ARTICLE V

                          COMMITTEES OF DIRECTORS

     The board of directors may designate one or more committees consisting of one or more directors. The board may designate one or more directors as alternate members of a committee, who may replace an absent or disqualified member at a meeting of the committee. Unless prohibited by the board resolution creating the committee, in the absence or disqualification of a committee member, the committee members present at a meeting and not disqualified from voting, whether or not they constitute a quorum, unanimously may appoint another director to act at the meeting in the place of the absent or disqualified member. A committee, to the extent provided in the board resolution creating the committee, may exercise all of the board's power and authority in the management of the business and affairs of the corporation, except that a committee may not: (i) amend the Restated Articles of Incorporation, except that a committee may prescribe the relative rights and preferences of a series of a class of shares for which the board of directors has such authority under the Restated Articles of Incorporation; (ii) adopt an agreement of merger or consolidation;
(iii) recommend to shareholders the sale, lease, or exchange of all or substantially all of the corporation's property and assets; (iv) recommend to the shareholders a dissolution of the corporation or a revocation of a dissolution; (v) amend the bylaws of the corporation; or (vi) fill vacancies in the board of directors. Unless a resolution of the board of directors expressly so provides, a committee may not declare a distribution or dividend or authorize the issuance of stock. A committee exists, and each member serves, at the pleasure of the board. A committee may establish a time and place for regular meetings, for which no notice is required, except that, if the committee changes the date, time, or place of a regular meeting, notice of the change shall be given to each member who was absent from the meeting at which the change was made. Otherwise, a notice of a committee meeting shall be given in the same manner as a notice of a board meeting.


                                ARTICLE VI

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                                 OFFICERS

     SECTION 1. APPOINTMENT. The board of directors, at its first meeting following the annual shareholder meeting, shall appoint a President and Secretary, and may elect from their number a Chairperson and one or more Vice Chairpersons. The board also may appoint one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers and agents that it deems necessary. The board of directors need not appoint or elect an officer to an office that is already filled and whose specified term has not expired. The same person may hold two or more offices, but an officer may not execute, acknowledge, or verify an instrument in more than one capacity if the instrument is required by law, the Restated Articles of Incorporation, or these bylaws to be executed, acknowledged, or verified by two or more officers.

     SECTION 2. TERM, REMOVAL, AND VACANCIES. An officer shall hold office for the term the board specifies upon election or appointment and until a successor is elected or appointed and qualified, or until the officer's death, resignation, or removal. The board of directors may remove an officer with or without cause. An officer may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or at a later date specified in the notice.

     SECTION 3. CHAIRPERSON OF THE BOARD. The Chairperson of the board, if one is elected, shall preside when present at all meetings of the shareholders and the board of directors. The Chairperson shall perform any other duties and exercise any other authority that the board prescribes and, unless otherwise provided by board resolution, is an EX OFFICIO member of all committees. Except where by law the signature of the President is required, the Chairperson possesses the same power and authority as the President to make and execute contracts, instruments, papers, and documents of every kind in the name of and on behalf of the corporation.

     SECTION 4. VICE CHAIRPERSON OF THE BOARD. During the unavailability or disability of the Chairperson, or while that office is vacant, the Vice Chairpersons, in the order the board designates, may exercise all of the powers and discharge all of the duties of the Chairperson. A Vice Chairperson shall perform any other duties that the board prescribes.

     SECTION 5. PRESIDENT. The President shall be the corporation's chief executive officer and have the general control and management of its business, under the direction of the board. The President shall ensure that all orders and resolutions of the board are carried into effect. The President shall perform all duties incident to the office of President and other duties that the board prescribes. The President may make and execute contracts, instruments, papers, and documents of every kind in the name and on behalf of the corporation, except when the board specifies the same to be done by another officer or agent. During the absence or disability of the Chairperson and the Vice Chairpersons, or while those offices are vacant, the

President shall preside over all meetings of the board of directors and the shareholders and perform all of the duties and have all of the power and authority of the Chairperson.

     SECTION 6. VICE PRESIDENTS. The board may designate one or more Vice Presidents to perform the duties and exercise the authority of the President during the President's absence or disability. Each Vice President shall perform other duties that the President assigns or the board prescribes.

     SECTION 7. SECRETARY. The Secretary shall cause to be recorded and maintained minutes of all meetings of the board, board committees, and shareholders. The Secretary shall cause to be given all notices required by law, these bylaws, or resolution of the board and shall perform other duties that the President assigns or the board prescribes.

     SECTION 8. TREASURER. The Treasurer shall be the corporation's chief financial officer and shall cause to be kept in books belonging to the corporation a full and accurate account of all receipts, disbursements, and other financial transactions of the corporation. The Treasurer shall perform other duties that the President assigns or the board prescribes.

     SECTION 9. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. An Assistant Secretary or an Assistant Treasurer may perform any duty or exercise any authority of the Secretary or Treasurer, respectively. An Assistant Secretary or Assistant Treasurer also shall perform duties that the Secretary or the Treasurer, respectively, or the President assigns or that the board prescribes.

     SECTION 10. OTHER OFFICERS. The board of directors may appoint other officers to perform duties and exercise authority that the President assigns or the board prescribes.


                                ARTICLE VII

                     SHARE CERTIFICATES AND TRANSFERS

     SECTION 1. SHARE CERTIFICATES: REQUIRED SIGNATURES. Except as otherwise required by the Restated Articles of Incorporation or these bylaws and permitted by statute, shares of the corporation's stock shall be represented by certificates. Each certificate must be signed by one of the following: the Chairperson, a Vice Chairperson, the President, or a Vice President. Share certificates may be sealed with the seal of the corporation or a facsimile of the seal. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee. The corporation may issue a certificate even though the officer who has signed or whose facsimile signature has been placed upon the certificate ceases to be an officer before the certificate is issued.

     SECTION 2. REPLACEMENT OF CERTIFICATES. The corporation shall issue a new certificate for shares in place of a certificate alleged to have been lost or destroyed. The board of directors may require the owner of the lost or destroyed certificate, or his legal representative, to give the corporation a bond or other security sufficient to indemnify the corporation against any claim that may be made against it on account of the lost or destroyed certificate or the issuance of a replacement certificate.

     SECTION 3. REGISTERED SHAREHOLDERS. The corporation may treat the registered holder of a share as the absolute owner of the share and shall not be bound to recognize any equitable interest in or other claim to the share by any other person, whether or not the corporation has actual notice of the interest or claim, except as otherwise provided by law.

     SECTION 4. TRANSFER AGENT AND REGISTRAR. The board of directors may appoint a transfer agent and a registrar for the transfer and registration of its securities.

     SECTION 5. TRANSFER OF SHARES. A sale, assignment, exchange, conveyance, gift, pledge, hypothecation, or other transfer of shares of the corporation's stock, whether by operation of law or otherwise, shall not be effective as to the corporation until recorded on the corporation's stock transfer books.


                               ARTICLE VIII

                              INDEMNIFICATION

     SECTION 1. INDEMNIFICATION IN ACTION BY THIRD PARTY. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of the corporation), whether civil, criminal, administrative, or investigative and whether formal or informal, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, against expenses (including attorneys' fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     SECTION 2. INDEMNIFICATION IN ACTION BY OR IN RIGHT OF THE CORPORATION. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, against expenses, including attorney fees and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. Indemnification shall not be made for a claim, issue, or matter in which the person shall have been found liable to the corporation except to the extent authorized by statute.

     SECTION 3. EXPENSES. To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in
Section 1 or 2 of this Article, or in defense of a claim, issue, or matter in the action, suit, or proceeding, the corporation shall indemnify that person against actual and reasonable expenses, including attorneys' fees that person incurred in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this Section.

     SECTION 4.  DETERMINATION, EVALUATION, AND AUTHORIZATION OF
INDEMNIFICATION.

          (a) Except as otherwise provided in Subsection (e) of this Section or unless ordered by a court, the corporation shall make an indemnification under Section 1 or 2 of this Article only upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or 2 of this Article and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation may be made in any of the following ways:

               (1) By a majority vote of a quorum of the board of directors consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

               (2) If a quorum cannot be obtained under Subsection (1) above, by majority vote of a committee duly designated by the board and consisting solely of two or more directors not at the time parties or threatened to be made parties to the action, suit, or proceeding.

               (3) By independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways:

                    (A) By the board or its committee in the manner prescribed in Subsections (1) or (2) above.

                    (B) If a quorum of the board cannot be obtained under Subsection (1) above and a committee cannot be designated under Subsection (2) above, by the board.

               (4) By all independent directors (as that term is defined in the Michigan Business Corporation Act) who are not parties or threatened to be made parties to the action, suit, or proceeding.

               (5) By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

          (b) In the designation of a committee under Subsection (a)(2) or in the selection of independent legal counsel under Subsection (a)(3)(B), all directors may participate.

          (c) If a person is entitled to indemnification under Section 1 or 2 for a portion of expenses, including reasonable attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

          (d) The corporation shall authorize payment of indemnification under this section in one of the following ways:

               (1)  By the board in one of the following ways:

                    (A) If there are two or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all directors who are not parties or threatened to be made parties, a majority of whom shall constitute a quorum for this purpose.

                    (B) By a majority of the members of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

                    (C) If the corporation has one or more independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all independent directors who are not parties or are threatened to be made parties, a majority of whom shall constitute a quorum for this purpose.

                    (D) If there are no independent directors and less than two directors who are not parties or threatened to be made parties to the action, suit, or proceedings, by the vote necessary for action by the board in accordance with
               Section 523 of the Michigan Business Corporation Act, in which authorization all directors may participate.

               (2) By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted on the authorization.

          (e) To the extent that the Restated Articles of Incorporation include a provision eliminating or limiting the liability of a director pursuant to Section 209(1)(c) of the Michigan Business Corporation Act, the corporation may indemnify a director for the expenses and liabilities described in this Subsection without a determination that the director has met the standard of conduct set forth in Sections 1 or 2 of this Article, but no indemnification shall be made except to the extent authorized in Section 564(c) of the Michigan Business Corporation Act if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the corporation or its shareholders, violated Section 551 of the Michigan Business Corporation Act, or intentionally committed a criminal act. In connection with an action or suit by or in the right of the corporation as described in Section 2 of this Article, indemnification under this Subsection shall be for expenses, including attorneys' fees, actually and reasonably incurred. In connection with an action, suit, or proceeding other than an action, suit, or proceeding by or in the right of the corporation, as described in
     Section 1 of this Article, indemnification under this Subsection shall be for expenses, including attorneys' fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred.

     SECTION 5.  ADVANCES.

          (a) The corporation shall pay or reimburse the reasonable expenses incurred by a director, officer, employee, or agent who is a party or threatened to be made a party to an action, suit, or proceeding before final disposition of the proceeding if both of the following apply:

               (1) The person furnishes the corporation a written affirmation of the person's good faith belief that he or she has met the applicable standard of conduct set forth in Section 1 or 2 of this Article.

               (2) The person furnishes the corporation a written undertaking, executed personally or on the person's behalf, to repay the advance if it is ultimately determined that the person did not meet the standard of conduct set forth in Section 1 or 2 of this Article.

          (b) The undertaking required by Subsection (a)(2) above must be an unlimited general obligation of the person, but need not be secured and may be accepted without reference to the financial ability of the person to make repayment.

          (c) Determinations and evaluations under this Section shall be made in the manner specified in Section 4(a) above, and authorizations shall be made in the manner specified in Section 4(d) above.

          (d) A provision in the Restated Articles of Incorporation or bylaws, a resolution of the board or shareholders, or an agreement making indemnification mandatory also shall make the advancement of expenses mandatory unless the provision, resolution, or agreement specifically provides otherwise.

     SECTION 6. OTHER INDEMNIFICATION AGREEMENTS. The indemnification or advancement of expenses provided by this Article is not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Restated Articles of Incorporation, these bylaws, or a contractual agreement. The total amount of expenses advanced or indemnified from all sources combined may not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided in Sections 1 to 6 of this Article continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the person's heirs, executors, and administrators.

     SECTION 7. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any lia-bility asserted against the person and incurred by the person in any such capacity or arising out of the person's status as such, whether or not the corporation would have power to indemnify the person against the liability under Sections 1 to 6 of this Article. To the extent that the Restated Articles of Incorporation include a provision eliminating or limiting the liability of a director pursuant to Section 209(1)(c) of the Michigan Business Corporation Act, the corporation may purchase insurance on behalf of a director from an insurer owned by the corporation, but insurance purchased from that insurer may insure a director against monetary liability to the corporation or its shareholders only to the extent that the corporation could indemnify the director under Section 4(e).

     SECTION 8. CONSTITUENT CORPORATION. For the purposes of this Article, "corporation" includes all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, employee, or agent of the constituent corporation or is or was serving at the request of the constituent corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise whether for profit or not shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as the person would if the person had served the resulting or surviving corporation in the same capacity.

     SECTION 9. SAVINGS CLAUSE. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation nevertheless shall indemnify each director and officer, or other person whose indemnification is authorized by the board of directors as to expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including a grand jury proceeding and an action by the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.

     SECTION 10. CONSTRUCTION. It is the intent of this Article to grant to the directors and officers of the corporation, and to directors and officers serving at the request of the corporation as directors, officers, employees, or agents of another corporation, partnership, joint venture, trust, or other enterprise, the broadest indemnification permitted under the laws of the state of Michigan, as the same may be amended from time to time, and this Article shall be construed liberally to give effect to such intent. The corporation further intends, acknowledges, and agrees that all directors and officers have undertaken and will undertake the performance of their duties and obligations in reliance upon the indemnification provided for in this Article, and accordingly, such rights of indemnification may not be retroactively reduced or abolished as to any director and officer, without his or her consent.

                                ARTICLE IX

                            GENERAL PROVISIONS

     SECTION 1. DIVIDENDS OR OTHER DISTRIBUTIONS. By action of the board of directors, the corporation may declare and pay dividends or make other distributions as permitted by law.

     SECTION 2. VOTING OF SECURITIES. Unless the board directs otherwise, the Chairperson or the President, or, during their absence or disability, the Vice Presidents in the order that the board designates, may on behalf of the corporation attend and vote (or execute in the name or on behalf of the corporation a consent in writing in lieu of a meeting of shareholders or a proxy authorizing an agent or attorney-in-fact for the corporation to attend and vote) at any meeting of security holders of any corporation in which the corporation holds securities. At such meetings such person may exercise all rights incident to the ownership of such securities which the corporation might exercise if present. The board may confer this voting power upon any other person.

     SECTION 3. CHECKS. The corporation's checks, drafts, and orders for the payment of money shall be signed in the name of the corporation in the manner and by the persons that the board of directors designates.

     SECTION 4. SIGNING OF INSTRUMENTS. When the board or these bylaws authorize the signing of a contract, conveyance, or other instrument without specification of the signing officer, the Chairperson, the President, any Vice President, the Secretary, or the Treasurer may sign in the name and on behalf of the corporation and may affix the corporate seal to the instrument. The board may authorize other officers and agents to sign instruments in the name and on behalf of the corporation.

     SECTION 5. CORPORATE BOOKS AND RECORDS. The corporation shall keep books and records of account and minutes of the proceedings of its shareholders, board of directors, and executive committee, if any. The books, records, and minutes may be kept outside the state of Michigan. The corporation shall keep at its registered office, or at the office of its transfer agent within or without the state of Michigan, records containing the names and addresses of all shareholders, the number, class and series of shares held by each, and the dates when they respectively became holders of record. Any of the books, records, or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. The corporation shall convert into written form without charge any record not in written form, unless otherwise requested by a person entitled to inspect the record.

     SECTION 6. SEAL. The corporation may have a seal in the form that the board of directors determines. The seal may be used by causing it or a facsimile to be affixed, impressed, or reproduced.

                                 ARTICLE X

                        SUBSIDIARIES AND DIVISIONS

     SECTION 1. DIVISIONAL OFFICERS. The board of directors or the President may appoint divisional officers. The board of directors or the President may withdraw a divisional officer's title at any time and without cause. A divisional officer may, but need not, be a director or an executive officer of the corporation. A divisional officer shall perform duties and exercise authority that the President assigns or the board prescribes.

     SECTION 2. SUBSIDIARY DIRECTORS. The corporation may cause to be elected to the board of directors of a subsidiary corporation such persons as it determines, any of whom may, but need not, be directors, executive officers, or other employees or agents of the corporation. The board of directors or the President may instruct the directors of a subsidiary corporation as to the manner in which they are to vote upon any issue properly coming before them as the directors of the subsidiary corporation, and such directors shall have no liability to the corporation as the result of any action taken in accordance with those instructions.

     SECTION 3.  DIVISIONAL AND SUBSIDIARY OFFICERS NOT EXECUTIVE
OFFICERS. A divisional officer or officer of a subsidiary corporation shall not, by virtue of holding office, be deemed to be an executive officer of the corporation, nor shall a divisional officer or officer of a subsidiary corporation (unless also a director or executive officer of the corporation) be entitled to have access to any files, records, or other information relating to the corporation or its business and finances or to attend or receive the minutes of meetings of the board of directors or a committee of the corporation, except as and to the extent that the board of directors or the President expressly authorize.


                                ARTICLE XI

                             CONTROL SHARE ACT

     The corporation hereby elects not to be subject to the provisions of the Stacy, Bennet, and Randall Shareholder Equity Act under the Michigan Business Corporation Act.


                                ARTICLE XII

                                AMENDMENTS

     Subject to any provisions of the Restated Articles of Incorporation, these bylaws may be amended, altered, changed, or repealed at any regular or special meeting of the board of directors. Subject to any provisions of the Restated Articles of Incorporation, these bylaws also may be amended, altered, changed, or repealed at any regular or special meeting of shareholders provided that notice that amendment of the bylaws is a purpose of the meeting and the proposed amendment has been provided to the shareholders as required under these bylaws and applicable law. No amendment to these bylaws shall alter, change, or repeal any or all of the provisions of Section 2 of Article III of these bylaws unless approved by the affirmative vote of not less than 80% of the entire Board of Directors.